Exhibit 10.1

LEASE

1. Parties

This indenture of lease is dated September 20, 2004. It is made by and between the City of Bangor, a municipal corporation in Penobscot County, Maine, hereinafter called the Landlord, and UnitedKingfield Bank, a Maine corporation with a place of business in Bangor, Maine, hereinafter called the Tenant.

2. Premises

Upon the terms and conditions of this lease, the Landlord demises and leases to the Tenant, and the Tenant takes and leases from the Landlord, the land in Bangor, Penobscot County, Maine, bounded and described as follows:

Beginning at a #6 rebar set on the northerly line of Hancock St. three hundred thirteen and fifty seven hundredths (313.57) feet east of the easterly line of Exchange St.; thence N 18° 04’ 30” W one hundred twenty-five and one hundredth (125.01) feet to a #6 rebar; thence N 71° 37’ 28” E one hundred seven and ninety-two hundredths (107.92) feet to a #6 rebar set in the westerly line of Oak St.; thence S 18° 25’ 31” E by and along the westerly line of Oak St. one hundred. three (103) feet to a #6 rebar set at the beginning of a circular curve to the right with a radius of twenty- two (22) feet; thence southwesterly by and along said curve to the right thirty-four and fifty-eight hundredths (34.58) feet to a 1” iron pin; thence S 71° 7’ 28” W by and along the northerly line of Hancock Street eighty-six and sixty-seven hundredths (86.67) feet to the point of beginning; containing 13,432 square feet. The foregoing described lot is oriented to the grid system of the Maine State Coordinate System East Zone (N.A.D. 1927), and is a portion of the lot described in a deed from the Urban Renewal Authority of the City of Bangor dated September 24, 1977, and recorded in the Penobscot County Registry of Deeds in Book 2802, Page 113. Said lot is further depicted as Parcel B 11-C on a plan dated January 11, 1993, entitled “Standard Boundary Survey-Disposition Plan for Parcel B-11-C” prepared by James H. Greer, P.L.S. #1129, on file at the Bangor City Engineer’s office as Plan No. L-277.

The foregoing described lot is hereinafter referred to as the demised premises.

3. Term

The term of this lease is for ten years commencing on April 1, 2004; however, either the Landlord or the Tenant may terminate this lease at any time by giving written notice thereof to the other party at least six months in advance.

4. Use

The Tenant shall use the demised premises as a parking lot in connection with its usual and customary general business office purposes. The Tenant’s use of the demised premises shall at all times comply with all applicable governmental statutes, ordinances, and regulations.

5. Rental

The rent for the demised premises shall be $1,000.00 per month for the first five years of the lease term and shall be $1,100 per month for the second five years of the lease term. Rent shall be payable in advance on the first day of each and every month during the term hereof, except that the rent for any partial months shall be prorated on a per diem basis. Payment shall be sent to the Department of Community and Economic Development, 73 Harlow Street, Bangor, Maine 044401.

6. Taxes

The Tenant shall pay any and all real and personal property taxes that may be imposed upon the Tenant’s property located at the demised premises.

7. Utilities

The Tenant shall pay for any and all utility services provided to the demised premises.

8. Maintenance

The Tenant shall maintain the demised premises in a good and safe condition at all times during the term of this lease, which obligation includes, but is not limited to, snow plowing. The Tenant shall yield up the demised premises to the Landlord at the expiration or earlier termination of this lease in good order and repair, in the same condition in which they were originally constructed or subsequently remodeled, as provided in this lease, reasonable wear and tear only excepted.

No structural or non-structural alterations shall be made without the prior written consent of the Landlord, which consent shall not be unreasonably conditioned, withheld, or delayed. Any fixed equipment installed upon the demised premises shall remain the personal property of the Tenant, and may, at the Tenant’s option, be removed at the end of the term of this lease, provided that the Tenant repairs any damage caused thereby.

9. Insurance

The Tenant agrees to keep and save the Landlord harmless and indemnified against all claims arising from damage to or destruction of the Tenant’s personal property occurring on or about the demised premises. The Landlord shall not be liable for any loss, injury, death, or damage to persons or property sustained by the Tenant or by any person upon the demised premises, and the Tenant shall indemnify the Landlord against all claims, liability, loss, or damage on account thereof, unless caused by the fault of the Landlord, the Landlord’s agents, or employees. The Tenant shall maintain throughout the term of this lease a public liability insurance policy naming the Landlord and the Tenant as insureds, in form and amount reasonably acceptable to the Landlord, and shall provide certificates or other proof of such insurance when requested by the Landlord.

The Lessee hereby expressly waives any and all immunity it may have under the Maine Workers Compensation Act in regard to such claims made or asserted by the Lessee’s agents. servants or employees The indemnification provided under this paragraph shall extend to and include any and all costs incurred by the City of Bangor to answer, investigate, defend and settle all such claims, including but not limited to the City of Bangor’s costs for attorneys fees, expert and other witness fees, the cost of investigators, and payment in full of any and all judgments rendered in favor of Lessee’s agents, servants or employees against the City of Bangor in regard to claims made or asserted by such agents, servants, or employees.

10. Purchase Option

At any time during the term of this lease (even after notice of termination has been given pursuant to section 3 above, the Tenant may give to the Landlord its binding written commitment to develop the demised premises as set forth in section B(1) of the “Option Agreement for Purchase of

Urban Renewal Parcel B-11C” dated March 9, 1993, and shall then submit to the Landlord preliminary plans for the development of the demised premises, and the Landlord shall cause such plans to be reviewed in accordance with the terms of said Option Agreement. Provided that such plans satisfy the Development Condition and other requirements of said Option Agreement, the Tenant may continue to complete the conditions of said Option Agreement, and, upon completion of the same, the Landlord shall convey the demised premises to the Tenant upon and subject to the terms and conditions of said Option Agreement, excepting that the purchase price has already been paid by the Tenant.

11. Right of Refusal

If at any time during the term of this lease or within one year thereafter the Landlord receives a bona fide offer from another party to purchase the demised premises (or any portion thereof or any interest therein), the Landlord shall not accept such offer without first having offered to sell the demised premises (or such portion or interest) to the Tenant upon the same terms and conditions as set forth in the “Option Agreement for Purchase of Urban renewal Parcel B-11C’ dated March 9, 1993. The Landlord shall make such offer to the Tenant in writing, and the Tenant shall have thirty days to accept or reject it. If at any time during this lease or one year thereafter the Landlord receives a bona fide offer from another parties to purchase the demised premised (or any portion thereof or any interest therein) for the purpose of a parking lot, the Landlord shall not accept such offer with first having offered to sell the demised premise (or such portion or interest) to the Tenant upon the same terms and conditions.

12. Default

If the Tenant fails to pay the rent or other charges payable hereunder for a period of thirty days after written notice thereof has been given by the Landlord or if the Tenant fails to perform or observe any of the other covenants, terms, provisions, or conditions of this lease on the Tenant’s part to be performed or observed and such failure continues for a period of thirty days after written notice thereof has been given by the Landlord (except that if such default cannot be cured with the exercise of all due diligence within said period, then said period of thirty days shall be extended for such period as shall be required if the Tenant commences forthwith and prosecutes the curing of the same with all due diligence), notwithstanding any license of any former breach of covenant or waiver of the benefit thereof or consent thereto in a former instance, the Landlord lawfully may, immediately or at any time thereafter, without further demand or notice, terminate this lease by giving the Tenant written notice thereof.

13. Miscellaneous Provisions

13.1. Covenant of Quiet Enjoyment. The Tenant, subject to the terms and provisions of this lease, on payment of the rent and observing, keeping, and performing all of the terms and provisions of this lease on the Tenant’s part to be observed, kept, and performed, shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the demised premises during the term hereof without hindrance or ejection by any person whomsoever.

13.2. Assignment. This lease may not be assigned or the demised premises sublet by the Tenant without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. The Landlord may elect to terminate this lease in lieu of consenting to an assignment or subletting of the demised premises.

13.3. Memorandum of Lease. Concurrently with the execution hereof, both parties may execute a Memorandum of Lease, so called, in recordable form, said instrument to contain such provisions as shall be reasonably acceptable to counsel for both the Landlord and the Tenant. This lease shall not, however, be recorded by either party.

13.4. Bind and Inure All of the terms and provisions of this lease shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the respective parties hereto, except that all covenants of the Landlord contained in this lease shall be binding upon the Landlord and the Landlord’s successors only with respect to breaches occurring during the Landlord’s or the Landlord’s successors’ respective ownership of the Landlord’s interest under this lease.

13.5. Invalidity of Particular Provisions If any term or provision of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this lease, or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and be enforced to the fullest extent permitted by law.

13.6. Governing Law This lease shall be governed by and construed in accordance with the laws of the State of Maine.

13.7. Paragraph Headings The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this lease.

13.8. Notice to Mortgagee. After receiving written notice from any person, firm, or other entity that it holds a mortgage which includes, as part of the mortgaged premises, the demised premises, the Tenant shall, so long as such mortgage is outstanding, be required to give to such holder the same notice as is required to be given to the Landlord under the terms of this lease, but such notice may be given by the Tenant to the Landlord and such holder concurrently.

13.9. Lease Superior or Subordinate to Mortgage. It is agreed that the rights and interest of the Tenant under this lease shall be subject and subordinate to any mortgages that may hereafter be placed upon property owned by the Landlord, to any and all advances to be made thereunder, to the interest thereon, and to all renewals, modifications, replacements, and extensions thereof, if the mortgagee named in such a mortgage shall agree to recognize the Tenant’s rights under this lease in the event of foreclosure if the Tenant is not in default hereunder. In the event of such agreement, upon notification by such mortgagee to the Tenant to that effect, the rights and interest of the Tenant under this lease shall be deemed to be subordinate to said mortgage, whether this lease is dated prior to or subsequent to the date of said mortgage. The Tenant shall promptly execute and deliver whatever instruments may be required for such purposes.

In witness whereof the Landlord and the Tenant have caused this instrument to be signed and sealed in any number of counterpart copies, each of which counterpart copies shall be deemed an original for all purposes, as of the day and year first above written.

Witness:		The City of Bangor

By
Its
UnitedKingfield Bank

By